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Exhibit 21

HARRAH'S ENTERTAINMENT, INC. SUBSIDIARIES
As of December 31, 2004

Name	Jurisdiction of Incorporation	Percentage of Ownership
Aster Insurance Ltd.	Bermuda	100%
Harrah's Operating Company, Inc.	Delaware	100%
Dusty Corporation	Nevada	100%
Harrah's Entertainment Limited	England/Wales	100%
Harrah's Activity Limited	England/Wales	100%
Harrah's Portside Limited	England/Alderney	100%
Harrah's Interactive Limited	England/Wales	100%
Harrah's Online Limited	Alderney	100%
Harrah South Shore Corporation	California	100%
Harrah's Alabama Corporation	Nevada	100%
Harrah's Arizona Corporation	Nevada	100%
Harrah's Atlantic City, Inc.	New Jersey	100%
Harrah's Aviation, Inc.	Tennessee	100%
H-BAY, LLC	Nevada	100%
Harrah's Bossier City Management Company, LLC	Nevada	100%
HCAL, LLC	Nevada	100%
Harrah's Chester Downs Holding Company, LLC	Delaware	100%
Harrah's Chester Downs Investment Company, LLC	Delaware	100%
Harrah's Chester Downs & Marina, L.L.C.	Pennsylvania	50%
Harrah's Chester Downs Management Company, LLC	Nevada	100%
Harrah's Consulting Corporation	Nevada	100%
Harrah's Illinois Corporation	Nevada	100%
Harrah's Interactive Investment Company	Nevada	100%
Harrah's Investments, Inc.	Nevada	100%
Harrah's Kansas Casino Corporation	Nevada	100%
HPB Corporation	Kansas	100%
Harrah's Las Vegas, Inc.	Nevada	100%
Harrah's Laughlin, Inc.	Nevada	100%
Harrah's License Company, LLC	Nevada	100%
Harrah's Management Company	Nevada	100%
Harrah's Marketing Services Corporation	Nevada	100%
Harrah's Maryland Heights LLC(1)	Delaware	54.45%
Harrah's Maryland Heights Operating Company	Nevada	100%
Harrah's NC Casino Company, LLC(2)	North Carolina	99%
Harrah's New Jersey, Inc.	New Jersey	100%
Harrah's New Orleans Management Company	Nevada	100%
Harrah's North Kansas City LLC(3)	Missouri	100%
Harrah's Nova Scotia Unlimited Liability Company	Nova Scotia	100%
Harrah's of Jamaica, Ltd.	Jamaica	100%
Harrah's Operating Company Memphis, LLC(4)	Delaware	100%
Harrah's Pittsburgh Management Company	Nevada	100%
Harrah's Reno Holding Company, Inc.	Nevada	100%
Harrah's Shreveport/Bossier City Holding Company, LLC	Delaware	100%

Harrah's Shreveport Management Company, LLC	Nevada	100%
Harrah's Shreveport Investment Company, LLC	Nevada	100%
Harrah's Shreveport/Bossier City Investment Company, LLC(5)	Delaware	84.3%
Harrah's Bossier City Investment Company, LLC	Louisiana	100%
Harrah's Skagit Valley Agency Corporation	Nevada	100%
Harrah's Southwest Michigan Casino Corporation	Nevada	100%
Harrah's Travel, Inc.	Nevada	100%
Harrah's Tunica Corporation	Nevada	100%
Harrah's Vicksburg Corporation	Nevada	100%
Harrah's West Warwick Gaming Company, LLC	Delaware	100%
Harrah's West Warwick Investment Company, LLC	Delaware	100%
Narragansett Tribe/Harrah's Casino Project Company, LLC	Rhode Island	100%
HHLV Management Company, LLC	Nevada	100%
JCC Holding Company II LLC	Delaware	100%
Jazz Casino Company, LLC	Louisiana	100%
JCC Development Company, LLC	Louisiana	100%
JCC Canal Development, LLC	Louisiana	100%
JCC Fulton Development, LLC	Louisiana	100%
Rio Hotel & Casino, Inc.	Nevada	100%
Rio Resort Properties, Inc.	Nevada	100%
Rio Properties, Inc.	Nevada	100%
Cinderlane, Inc.	Nevada	100%
Twain Avenue, Inc.	Nevada	100%
HLG, Inc.	Nevada	100%
Rio Development Company, Inc.	Nevada	100%
Rio Vegas Hotel Casino, Inc.	Nevada	100%
Showboat, Inc.	Nevada	100%
Ocean Showboat, Inc.	New Jersey	100%
Atlantic City Showboat, Inc.	New Jersey	100%
Showboat Development Company	Nevada	100%
Showboat Indiana, Inc.	Nevada	100%
Showboat Louisiana, Inc.	Nevada	100%
Showboat New Hampshire, Inc.	Nevada	100%
Showboat Land Company	Nevada	100%
Showboat Operating Company	Nevada	100%
Showboat Land LLC(6)	Nevada	1%
Showboat Nova Scotia Unlimited Liability Company	Nova Scotia	100%
Trigger Real Estate Corporation	Nevada	100%
Waterfront Entertainment and Development, Inc.	Indiana	100%
Players International, LLC	Nevada	100%
Players Development, Inc.	Nevada	100%
Players Holding, LLC	Nevada	100%
PCI, Inc.	Nevada	100%
Players Bluegrass Downs, Inc.	Kentucky	100%
Players LC, LLC	Nevada	100%
Harrah's Lake Charles, LLC	Louisiana	100%
Players Maryland Heights, Inc.	Missouri	100%
Players Maryland Heights Nevada, LLC	Nevada	100%
Players Riverboat, LLC	Nevada	100%

Players Riverboat Management, LLC	Nevada	100%
Players Riverboat II, LLC(7)	Louisiana	1%
Harrah's Star Partnership(8)	Louisiana	99%
Southern Illinois Riverboat/Casino Cruises, Inc.	Illinois	100%
Players Resources, Inc.	Nevada	100%
Players Services, Inc.	New Jersey	100%
Harveys Casino Resorts	Nevada	100%
Harveys BR Management Company, Inc.	Nevada	100%
Harveys C.C. Management Company, Inc.	Nevada	100%
Harveys Iowa Management Company, Inc.	Nevada	100%
Harveys L.V. Management Company, Inc.	Nevada	100%
Harveys Tahoe Management Company, Inc.	Nevada	100%
HBR Realty Company, Inc.	Nevada	100%
HCR Services Company, Inc.	Nevada	100%
Reno Projects, Inc.	Nevada	100%
WestAd	Nevada	100%
Horseshoe Gaming Holding Corp.	Delaware	100%
Casino Computer Programming, Inc.	Indiana	100%
Horseshoe GP, Inc.	Nevada	100%
Horseshoe Hammond, Inc.	Indiana	100%
Hammond Residential, LLC	Indiana	100%
Horseshoe License Company(9)	Nevada	49%
Horseshoe Shreveport, L.L.C.	Louisiana	100%
Red Oak Insurance Company Ltd.	Barbados	100%
Subsidiaries of Partnerships
Reno Crossroads LLC(10)	Delaware
Showboat Marina Finance Corporation(11)	Nevada
Bossier City Land Corporation(12)	Louisiana

(1)
54.45% Harrah's Operating Company, Inc., .55% Harrah's Maryland Heights Operating Company, 4.5% Players Maryland Heights, Inc., 40.50% Players Maryland Heights Nevada, Inc.

(2)
99% Harrah's Operating Company, Inc., 1% Harrah's Management Company

(3)
Successor by merger with Harrah's North Kansas City Corporation, 100% Harrah's Operating Company, Inc.

(4)
Converted from Delaware corporation to Delaware limited liability company on 6/18/04. Harrah's Operating Company Memphis, Inc. originally formed on 12/15/99.

(5)
84.3% Harrah's Shreveport Investment Company, LLC, 9.8%Harrah's Shreveport/Bossier City Holding Company, LLC,0.9% Harrah's Shreveport Management Company, LLC , 5% Harrah's New Orleans Management Company

(6)
1% Showboat Operating Company, 99% Showboat Land Holding Limited Partnership

(7)
1% Players Riverboat Management, LLC, 99% Players Riverboat, LLC

(8)
99% Players Riverboat II, LLC, 1% Players Riverboat Management, LLC

(9)
49% Horseshoe Gaming Holding Corp.; 51% Harrah's Operating Company, Inc.

(10)
100% owned by Marina Associates.

(11)
100% owned by Showboat Marina Casino Partnership

(12)
100% owned by Horseshoe Entertainment

HARRAH'S ENTERTAINMENT, INC. PARTNERSHIPS

Name and Address	Subsidiary Serving As Partner	Ownership %		Control %		Other Partner
Marina Associates Joint Venture (a NJ general partnership 777 Harrah's Blvd. Atlantic City, NJ 08401	Harrah's Atlantic City, Inc. Harrah's New Jersey, Inc.	48.65 51.34	% %	48.65 51.34	% %	N/A N/A
Des Plaines Development Limited Partnership 150 N. Scott Street Joliet, IL 60431	Harrah's Illinois Corporation	80%		83%		Des Plaines Development Corporation (20%)
Tunica Partners L.P. (a MS limited partnership)	Harrah's Tunica Corporation (General Partner)	83%		83%		Harrah's Vicksburg Corporation 17% (Limited Partner)
Tunica Partners II L.P.	Harrah's Tunica Corporation (General Partner)	83%		83%		Harrah's Vicksburg Corporation 17% (Limited Partner)
Tunica Golf Course LLC 1023 Cherry Road Memphis, TN 38117	Harrah's Tunica Corporation	33.33%		33.33%		HWCC-Golf Course Partners, Inc. 33.33% Boyd Tunica, Inc. 33.33%
Turfway Park, LLC	Dusty Corporation	33.33%		33.33%		Dreamport, Inc. 33.33% Keeneland Association, Inc. 33.33%
Reno Crossroads LLC 777 Harrah's Boulevard Atlantic City, NJ 08401	Marina Associates	100%		100%
Showboat Indiana Investment Limited Partnership	Showboat Indiana, Inc. (General Partner)	1%		1%		Showboat Operating Company (99%) (Limited Partner)
Showboat Marina Casino Partnership dba Harrah's East Chicago	Showboat Marina Partnership (General Partner) Showboat Marina Investment Partnership (General Partner)	99 1	% %	99 1	% %
Showboat Marina Investment Partnership	Showboat Indiana Investment Limited Partnership (General Partner)	55%		55%		Waterfront Entertainment & Development Inc. (45%) (General Partner)
Showboat Marina Partnership	Showboat Indiana Investment Limited Partnership (General Partner)	55%		55%		Waterfront Entertainment & Development Inc. (45%) (General Partner)
Showboat Land Holding Limited Partnership	Showboat Land Company (General Partner)	1%		1%		Showboat Operating Company (99%) (Limited Partner)

Metropolis, IL 1292 LP	Southern Illinois Riverboat/ Casino Cruises, Inc. (Special Limited Partner)	12.5%		API/Metropolis IL, Inc. (General Partner) Misc. Widows & Orphans (Limited Partner)
Gala Regional Developments	Harrah's Activity Limited	50%	50%	Gala Joint Activities Limited (50%)
Horseshoe Entertainment	New Gaming Capital Partnership (General Partner)	89%	89%
	New Gaming Capital Partnership (Limited Partner)	2.92%	2.92%
	Horseshoe Gaming Holding Corp. (Limited Partner)	8.08%	8.08%
New Gaming Capital Partnership	Horseshoe Gaming Holding Corp. (Limited Partner)	99%	99%
	Horseshoe GP, Inc. (General Partner)	1%	1%
Robinson Property Group, Limited Partnership	Horseshoe Gaming Holding Corp. (Limited Partner)	99%	99%
	Horseshoe GP, Inc.	1%	1%

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  Exhibit 21